-----------------------------------
                                             Aetna Life Insurance and Annuity
                                             Company Home Office: 151 Farmington
                                             Avenue Hartford, Connecticut 06156
                                             (800) 531-4547

                                                           A Stock Company

                                             Aetna Life Insurance and Annuity
                                             Company, herein called Aetna,
                                             agrees to pay the benefits stated
                                             in this Contract.

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Certificate of Group                         To the Certificate Holder:
Annuity Coverage
                                             Aetna certifies that coverage is in
                                             force for you under the stated
                                             Group Annuity Contract and
                                             Certificate numbers. All data shown
                                             here is taken from Aetna records
                                             and is based upon information
                                             furnished by you.

                                             This Certificate is a summary of
                                             the Group Annuity Contract
                                             provisions. It replaces any and all
                                             prior certificates, riders, or
                                             amendments issued to you under the
                                             stated Contract and Certificate
                                             numbers. This Certificate is for
                                             information only and is not a part
                                             of the Contract.

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Right to Cancel                              You may cancel the Account
                                             evidenced by this Certificate
                                             within 10 days of receiving it, by
                                             sending a written notice to Aetna
                                             at the above address or to the
                                             agent from whom it was purchased.
                                             Aetna will return all payments made
                                             for this Certificate within 7 days
                                             after it receives the notice of
                                             cancellation and this Certificate.

      /s/ Dan Kearney                         /s/ Susan E. Schechter
            President                                  Secretary

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Certificate Holder(s)                        Certificate No.

SPECIMEN                                     SPECIMEN
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Contract Holder                              Group Annuity Contract No.
E.G. ANY BROKER                              SPECIMEN
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Annuitant Name                               Type of Plan
JOHN DOE JR.                                 SPECIMEN
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THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A
MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G1CC-MGA-95

Specifications

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Guaranteed Interest Rate                     There is a guaranteed interest rate
                                             for the Purchase Payment held in
                                             the AMG Account.
                                             (See Contract Schedule I).

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Deduction from Purchase Payment              The Purchase Payment may be subject
                                             to a deduction for premium taxes,
                                             if applicable.  (See 3.01).

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Surrender Fee                                There may be a charge deducted upon
                                             surrender.  (See Contract
                                             Schedule I).

                               Contract Schedule I
                               Accumulation Period

ALIAC Modified Guaranteed Account (AMG Account)
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Minimum Guaranteed Interest Rate:               [3.0%]
(effective annual rate of return)

Maintenance Fee:                                The annual Maintenance Fee is
                                                [$0.] [If the Account's Current
                                                Value is [$50,000] or more on
                                                the date the Maintenance Fee is
                                                to be deducted, the Maintenance
                                                Fee is $0.]

Annuity Date:                                   The Annuity Date will be the
                                                later of the date the Annuitant
                                                reaches age [85] or the [10th]
                                                anniversary of the Purchase
                                                Payment.

Minimum Purchase Payment:                       [$10,000.]

Maximum Purchase Payment:                       Purchase Payments exceeding
                                                [$1,000,000] must be approved by
                                                Aetna.

Minimum Guaranteed Period Allocation Amount:    [$1,000.]

Maximum Age of Certificate Holder at Issue:     [90.] If there are joint
                                                Certificate Holders, the age of
                                                the oldest Certificate Holder
                                                cannot exceed [90.]

Surrender Fee:        Length of Time from                       Surrender Fee
                      Certificate Effective Date             (Percentage of Net
                      (Years)                                 Purchase Payment
                                                                 Withdrawn)
                      Less than 1 year                                7%
                      1 year but less than 2                          7%
                      2 years but less than 3                         6%
                      3 years but less than 4                         6%
                      4 years but less than 5                         5%
                      5 years but less than 6                         4%
                      6 years but less than 7                         2%
                      7 years or more                                 0%

                      After seven years have elapsed from the certificate effective date, the Surrender Fee will no longer be assessed.

Special Withdrawal:                             [10%]

Systematic Withdrawal Option (SWO):             The specified payment or
                                                specified percentage may not be
                                                greater than [10%.]

See 1.  GENERAL DEFINITIONS for explanations.


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

                              Contract Schedule II
                                 Annuity Period

Fixed Annuity
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Minimum Guaranteed Interest Rate:                [3.0%]
(effective annual rate of return):

See 1.  GENERAL DEFINITIONS for explanations.

                                TABLE OF CONTENTS

I.          GENERAL DEFINITIONS
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                                                                            Page
1.01        Account...........................................................7
1.02        Accumulation Period...............................................7
1.03        Adjusted Current Value............................................7
1.04        Annuitant.........................................................7
1.05        Annuity...........................................................7
1.06        Annuity Date......................................................7
1.07        Beneficiary.......................................................7
1.08        Certificate Holder................................................7
1.09        Code..............................................................7
1.10        Contract..........................................................7
1.11        Contract Holder...................................................7
1.12        Current Value.....................................................8
1.13        Deposit Period....................................................8
1.14        Entire Contract...................................................8
1.15        Fixed Annuity.....................................................8
1.16        General Account...................................................8
1.17        Guaranteed Rates - AMG Account....................................8
1.18        Guaranteed Period.................................................8
1.19        Guaranteed Period Groups..........................................8
1.20        Maintenance Fee...................................................9
1.21        ALIAC Modified Guaranteed Account (AMG Account)...................9
1.22        Market Value Adjustment (MVA).....................................9
1.23        Matured Period Value..............................................9
1.24        Maturity Date.....................................................9
1.25        Net Purchase Payment..............................................9
1.26        Nonunitized Separate Account......................................9
1.27        Purchase Payment..................................................9
1.28        Reinvestment......................................................9
1.29        Surrender Value..................................................10

II.         GENERAL PROVISIONS
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2.01        Change of Contract...............................................10
2.02        Nonparticipating Contract........................................10
2.03        Payments and Elections...........................................10
2.04        State Laws.......................................................10
2.05        Control of Contract..............................................10
2.06        Designation of Beneficiary.......................................11
2.07        Misstatements and Adjustments....................................11

                                                                           Page
2.08        Incontestability.................................................11
2.09        Individual Certificates..........................................11

III.        PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01        Net Purchase Payment.............................................11
3.02        Market Value Adjustment..........................................11
3.03        Notice to the Certificate Holder.................................12
3.04        Loans............................................................12
3.05        Systematic Withdrawal Option (SWO)...............................13
3.06        Death Benefit Amount.............................................14
3.07        Death Benefit Options available to Beneficiary...................14
3.08        Liquidation of Surrender Value...................................15
3.09        Surrender Fee....................................................16
3.10        Payment of Surrender Value.......................................16
3.11        Payment of Adjusted Current Value................................16

IV.         ANNUITY PROVISIONS
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4.01        Choices to be Made...............................................17
4.02        Terms of Annuity Options.........................................17
4.03        Death of Annuitant/Beneficiary...................................18
4.04        Annuity Options..................................................18

I.      GENERAL DEFINITIONS
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1.01        Account:                      A record established for each
                                          Certificate Holder to maintain the
                                          value of the Net Purchase Payment held
                                          on his/her behalf during the
                                          Accumulation Period.

1.02        Accumulation Period:          The period during which the Net
                                          Purchase Payment is applied to an
                                          Account to provide future Annuity
                                          payment(s).

1.03        Adjusted Current Value:       The Current Value of an Account plus
                                          or minus any aggregate AMG Account
                                          MVA, if applicable. (see 1.22)

1.04        Annuitant:                    The person named by the Certificate
                                          Holder whose life is measured for
                                          purposes of the guaranteed death
                                          benefit and the duration of Annuity
                                          payments under this Contract. Subject
                                          to Aetna's approval, the Annuitant may
                                          be changed by the Certificate Holder
                                          by notifying Aetna in writing prior to
                                          the Annuity Date of an Account.

1.05        Annuity:                       Payment of an income:

                                          (a) For the life of one or two
                                              persons;
                                          (b) For a stated period; or
                                          (c) For some combination of (a) and
                                              (b).

1.06        Annuity Date:                 The date on which Annuity payments
                                          begin under an Annuity option elected
                                          by the Certificate Holder. (see 4.01)
                                          The Annuity Date is shown on Contract
                                          Schedule I. The Certificate Holder may
                                          change this date by notifying Aetna at
                                          least 30 days prior to the Annuity
                                          Date.

1.07        Beneficiary:                  The person(s) entitled to receive
                                          death benefits under the terms of this
                                          Contract.

1.08        Certificate Holder:           A person who purchases an interest in
                                          this Contract as evidenced by a
                                          certificate. Aetna reserves the right
                                          to limit Account ownership to natural
                                          persons. If more than one Certificate
                                          Holder owns an Account, each
                                          Certificate Holder will be a joint
                                          Certificate Holder. Any joint
                                          Certificate Holder must be the spouse
                                          of the other joint Certificate Holder.
                                          Joint Certificate Holders have joint
                                          ownership rights and both must
                                          authorize exercising any ownership
                                          rights unless Aetna allows otherwise.

1.09        Code:                         The Internal Revenue Code of 1986, as
                                          it may be amended from time to time.

1.10        Contract:                     This agreement between Aetna and the
                                          Contract Holder.

1.11        Contract Holder:              The entity to which the Contract is
                                          issued.


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

1.12        Current Value:                The Net Purchase Payment plus any
                                          interest credited; less all
                                          Maintenance Fees deducted, any amounts
                                          surrendered and any amounts applied to
                                          an Annuity.

1.13        Deposit Period:               A calendar week, a calendar month, a
                                          calendar quarter, or any other period
                                          of time specified by Aetna during
                                          which the Net Purchase Payment and
                                          Reinvestments are accepted into the
                                          AMG Account for one or more Guaranteed
                                          Periods. Aetna reserves the right to
                                          extend the Deposit Period.

1.14        Entire Contract:              The Contract, all attached pages and
                                          any subsequent endorsements make up
                                          the Entire Contract.

1.15        Fixed Annuity:                An Annuity with payments that do not
                                          vary in amount based on investment
                                          performance.

1.16        General Account:              The Account holding the assets of
                                          Aetna, other than those assets held in
                                          Aetna's separate accounts.

1.17        Guaranteed Rates              Aetna will declare the interest rate
            -- AMG Account:               applicable for each Guaranteed Period
                                          at the start of the Deposit Period for
                                          that applicable Guaranteed Period. The
                                          rate(s) are guaranteed by Aetna for
                                          that Deposit Period and the ensuing
                                          Guaranteed Period(s). The Guaranteed
                                          Rates are effective annual rates of
                                          return. That is, interest is credited
                                          daily at a rate that will produce the
                                          Guaranteed Interest Rate over the
                                          period of a year. No Guaranteed Rate
                                          will ever be less than the Minimum
                                          Guaranteed Interest Rate shown on
                                          Contract Schedule I.

                                          For Guaranteed Periods of one year or
                                          less, one Guaranteed Rate is credited
                                          for the full Guaranteed Period. For
                                          longer Guaranteed Periods, an initial
                                          Guaranteed Rate is credited from the
                                          date of deposit to the end of a
                                          specified period within the Guaranteed
                                          Period. There may be different
                                          Guaranteed Rate(s) declared at the
                                          beginning of the Deposit Period for
                                          subsequent specified time intervals
                                          throughout the Guaranteed Period.

1.18        Guaranteed Period:            The period of time for which
                                          Guaranteed Rates are guaranteed on the
                                          Net Purchase Payment and Reinvestments
                                          made during a current Deposit Period.
                                          Such period begins on the day
                                          following the close of the Deposit
                                          Period and ends on the designated
                                          Maturity Date. Guaranteed Periods are
                                          offered at Aetna's discretion for
                                          various lengths of time ranging up to
                                          and including ten (10) years.

                                          During a Deposit Period, Aetna may
                                          make available any number of
                                          Guaranteed Periods. The Certificate
                                          Holder may allocate the Net Purchase
                                          Payment or Reinvestment into any or
                                          all of the available Guaranteed
                                          Periods.

1.19        Guaranteed Period Groups:     All Guaranteed Periods with the same
                                          length of time from the close of the
                                          Deposit Period until the designated
                                          Maturity Date.

1.20        Maintenance Fee:              The Maintenance Fee, if any (see
                                          Contract Schedule I), will be deducted
                                          from the Account during the
                                          Accumulation Period on each
                                          anniversary of the date the Account is
                                          established and upon surrender of the
                                          entire Account.

1.21        ALIAC Modified                An accumulation option where Aetna
            Guaranteed Account            guarantees rate(s) of interest for
            (AMG Account):                specified periods of time. All assets
                                          of Aetna, including amounts in the
                                          Nonunitized Separate Account, are
                                          available to meet the guarantees under
                                          the AMG Account.

1.22        Market Value Adjustment (MVA):An adjustment that may apply to the amount withdrawn from a Guaranteed
                                          Period prior to the end of that
                                          Guaranteed Period. The adjustment
                                          reflects the change in the value of
                                          the investment due to changes in
                                          interest rates since the date of
                                          deposit and is computed using the
                                          formula given in 3.02. The adjustment
                                          is expressed as a percentage or a
                                          factor of each dollar being withdrawn.

1.23        Matured Period Value:         The amount payable on a Guaranteed
                                          Period's Maturity Date.

1.24        Maturity Date:                The last day of a Guaranteed Period.

1.25        Net Purchase Payment:         The Purchase Payment less premium
                                          taxes, as applicable.

1.26        Nonunitized Separate Account: A separate account set up by Aetna under Title 38, Section 38a-433, of
                                          the Connecticut General Statutes, that
                                          holds assets for AMG Account
                                          Guaranteed Periods. There are no
                                          discrete units for the AMG Account.
                                          The Certificate Holder does not
                                          participate in the investment gain or
                                          loss from the assets held in the
                                          Nonunitized Separate Account. Such
                                          gain or loss is borne entirely by
                                          Aetna. The assets held in the AMG
                                          Account may be chargeable with
                                          liabilities arising out of any other
                                          business of Aetna.

1.27        Purchase Payment:             Payment accepted by Aetna at its Home
                                          Office. Aetna reserves the right to
                                          refuse to accept any Purchase Payment
                                          at any time for any reason. No advance
                                          notice will be given to the Contract
                                          Holder.

1.28        Reinvestment:                 Aetna will notify the Certificate
                                          Holder of the approaching Maturity
                                          Date at least 18 calendar days prior
                                          to the end of any Guaranteed Period.
                                          If no specific direction is given by
                                          the Certificate Holder prior to the
                                          Maturity Date, each Matured Period
                                          Value will be reinvested on the
                                          Maturity Date for a Guaranteed Period
                                          of the same duration. If a Guaranteed
                                          Period of the same duration is
                                          unavailable, each Matured Period Value
                                          will automatically be reinvested on
                                          the Maturity Date for the next
                                          shortest Guaranteed Period available.
                                          If no shorter Guaranteed Period is
                                          available, the next longer Guaranteed
                                          Period will be used. Aetna will mail a
                                          confirmation statement to the
                                          Certificate Holder the next business
                                          day after the Maturity Date.

1.28        Reinvestment (Cont'd):        At any time prior to the Maturity
                                          Date, the Certificate Holder may
                                          request in writing a reinvestment of
                                          the Matured Period Value in a
                                          different Guaranteed Period(s) or a
                                          surrender of all or a part of the
                                          Matured Period Value without an MVA or
                                          Surrender Fee. Such request will be
                                          executed on the Maturity Date. If
                                          reinvesting in a different Guaranteed
                                          Period(s), all or part of the Matured
                                          Period Value will be reinvested in the
                                          elected Guaranteed Period(s) at the
                                          then prevailing rate(s). This
                                          provision only applies to a written
                                          request from the Certificate Holder
                                          received at Aetna's Home Office in
                                          good order at least five (5) days
                                          prior to the Maturity Date.

1.29        Surrender Value:              The amount payable by Aetna upon the
                                          surrender of all or any portion of an
                                          Account.

II.     GENERAL PROVISIONS
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2.01       Change of Contract:            Only an authorized officer of Aetna
                                          may change the terms of this Contract.
                                          Aetna reserves the right to modify
                                          this Contract to meet the requirements
                                          of applicable state and federal laws
                                          or regulations. Aetna will notify the
                                          Contract Holder and Certificate Holder
                                          in writing of any changes.

2.02       Nonparticipating Contract:     The Contract Holder, Certificate
                                          Holders or Beneficiaries will not have
                                          a right to share in the earnings of
                                          Aetna.

2.03       Payments and Elections:        While the Certificate Holder is
                                          living, Aetna will pay the Certificate
                                          Holder any Annuity payments as and
                                          when due. After the Certificate
                                          Holder's death, or at the death of the
                                          first Certificate Holder if the
                                          Account is owned jointly, any Annuity
                                          payments will be paid in accordance
                                          with 4.03. Aetna will make any other
                                          payments within seven (7) calendar
                                          days of receipt of a written request
                                          for payment, which is in good order,
                                          at its Home Office, except as provided
                                          in 3.10.

2.04       State Laws:                    The Contract and the certificates
                                          comply with the laws of the state in
                                          which they are delivered. Any
                                          surrender, death, or Annuity payments
                                          are equal to or greater than the
                                          minimum required by such laws. Annuity
                                          tables for legal reserve valuation
                                          shall be as required by state law.
                                          Such tables may be different from
                                          Annuity tables used to determine
                                          Annuity payments.

2.05        Control of Contract:          This is a Contract between the
                                          Contract Holder and Aetna. The
                                          Contract Holder has title to the
                                          Contract. Contract Holder rights are
                                          limited to accepting or rejecting
                                          Contract modifications. The
                                          Certificate Holder has all other
                                          rights to amounts held in his or her
                                          Account.

2.05        Control of Contract (Cont'd): Each Certificate Holder shall own all amounts held in his or her Account.
                                          Each Certificate Holder may make any
                                          choices allowed by this Contract for
                                          his or her Account. Choices made under
                                          this Contract must be in writing. If
                                          the Account is owned jointly, both
                                          joint Certificate Holders must
                                          authorize any choices in writing.
                                          Until receipt of such choices at
                                          Aetna's Home Office, Aetna may rely on
                                          any previous choices made.

                                          The Contract is not subject to the
                                          claims of any creditors of the
                                          Contract Holder or the Certificate
                                          Holder, except to the extent permitted
                                          by law.

                                          The Certificate Holder may assign or
                                          transfer his or her rights under the
                                          Contract. Aetna reserves the right not
                                          to accept assignment or transfer to a
                                          nonnatural person. Any assignment or
                                          transfer made must be submitted to
                                          Aetna's Home Office in writing and
                                          will not be effective until accepted
                                          by Aetna. Aetna assumes no
                                          responsibility for the validity of any
                                          assignment.

2.06        Designation of Beneficiary:   Each Certificate Holder shall name his
                                          or her Beneficiary. The Beneficiary
                                          may be changed at any time. Changes to
                                          a Beneficiary must be submitted to
                                          Aetna's Home Office in writing and
                                          will not be effective until received
                                          and recorded by Aetna.

2.07        Misstatements and             If Aetna finds the age of any
            Adjustments:                  Annuitant to be misstated, the correct
                                          facts will be used to adjust payments.

2.08        Incontestability:             Aetna will not contest this Contract
                                          from its effective date.

2.09        Individual Certificates:      Aetna shall issue a certificate to
                                          each Certificate Holder. The
                                          certificate will summarize certain
                                          provisions of the Contract.
                                          Certificates are for information only
                                          and are not a part of the Contract,
                                          except as evidence of the Certificate
                                          Holder's interest in the Contract.

III.    PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01        Net Purchase Payment:         This amount is the actual Purchase
                                          Payment less any applicable premium
                                          tax. Aetna reserves the right to
                                          deduct any premium tax at any time
                                          from the Purchase Payment or from the
                                          Certificate Holder's Account.

                                          The Certificate Holder shall
                                          designate, on the enrollment form, the
                                          allocation percentage of the Net
                                          Purchase Payment to be applied to each
                                          of the available Guaranteed Periods
                                          during the current Deposit Period(s).
                                          The minimum amount that may be
                                          allocated to any Guaranteed Period is
                                          shown on Contract Schedule I.

3.02        Market Value Adjustment:      There will be an MVA for any
                                          withdrawal before the end of a
                                          Guaranteed Period when the withdrawal
                                          is due to:

3.02        Market Value                  (a) Any full or partial surrender, but
            Adjustment (Cont'd):              not for a partial withdrawal under
                                              the Systematic Withdrawal Option
                                              (see 3.05); or

                                          (b) Payment made to a Beneficiary as
                                              a death benefit during the
                                              Accumulation Period, but not
                                              payment made within six months
                                              of the date of the Annuitant's
                                              death (see 3.06); or

                                          (c) An election of an Annuity option.
                                              Only a positive MVA, if any,
                                              will apply upon election of option
                                              2 or 3 (see 4.04).



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

                                          Market value adjusted amounts will be
                                          equal to the amount withdrawn
                                          multiplied by the following ratio:

                                                     x
                                                   -----
                                                    365

                                            (1 + i)
                                          -----------
                                                     x
                                                   -----
                                                    365
                                            (1 + j)

                                           Where:

                                           i     is the Deposit Period Yield
                                           j     is the Current Yield
                                           x     is the number of days
                                                 remaining, (computed from
                                                 Wednesday of the week of
                                                 withdrawal) in the Guaranteed
                                                 Period.

                                          The Deposit Period Yield will be
                                          determined as follows:

                                          (a) At the close of the last
                                              business day of each week of the
                                              Deposit Period, a yield will be
                                              computed as the average of the
                                              yields on that day of U.S.
                                              Treasury Notes which mature in
                                              the last three months of the
                                              Guaranteed Period.

                                          (b) The Deposit Period Yield is the
                                              average of those yields for the
                                              Deposit Period. If withdrawal is
                                              made before the close of the
                                              Deposit Period, it is the
                                              average of those yields on each
                                              week preceding withdrawal.

                                          The Current Yield is the average of
                                          the yields on the last business day of
                                          the week preceding withdrawal on the
                                          same U.S. Treasury Notes included in
                                          the Deposit Period Yield.

                                          In the event that no U.S. Treasury
                                          Notes which mature in the last three
                                          months of the Guaranteed Period exist,
                                          Aetna reserves the right to use the
                                          U.S. Treasury Notes that mature in the
                                          following quarter.

3.03  Notice to the Certificate Holder:   The Certificate Holder will receive
                                          statements at least annually from
                                          Aetna showing the value of any amounts
                                          held in the AMG Account.

                                          Such values will be as of a specific
                                          date no more than 60 days before the
                                          date of the notice.

3.04  Loans:                              Loans are not available under this
                                          Contract.

3.05  Systematic Withdrawal Option (SWO): The Certificate Holder may elect a distribution option under which a
                                          portion of the Account's Current Value
                                          will automatically be surrendered and
                                          distributed each year. SWO payments
                                          will be calculated based on the
                                          Account's full Current Value. The
                                          distributed amount is withdrawn pro
                                          rata from each Guaranteed Period(s). A
                                          Surrender Fee will not be deducted
                                          from any portion of the Current Value
                                          which is paid as a distribution under
                                          SWO.

                                          Certificate Holders should consult
                                          their tax adviser prior to requesting
                                          this distribution option.

                                          (a) Amount of Distribution: The
                                              Certificate Holder may elect one
                                              of the three payment methods
                                              described below.

                                               (1)  Specified Payment: Payments
                                                    of a designated dollar
                                                    amount. The annual amount
                                                    may not be greater than the
                                                    percentage shown on Contract
                                                    Schedule I times the Current
                                                    Value at time of election.
                                                    This annual dollar amount
                                                    will remain constant. At its
                                                    discretion, Aetna may
                                                    require a minimum initial
                                                    payment amount;

                                               (2)  Specified Period: Payments
                                                    which are made over a period
                                                    of time which must be at
                                                    least 10 years. The annual
                                                    amount paid each year is
                                                    calculated by dividing the
                                                    Current Value as of December
                                                    31 of the prior year by the
                                                    number of payment years
                                                    remaining; or

                                               (3)  Specified Percentage:
                                                    Payment of a designated
                                                    percentage which cannot be
                                                    greater than the percentage
                                                    shown on Contract Schedule
                                                    I. The percentage may be
                                                    changed by written request.
                                                    Aetna reserves the right to
                                                    limit the number of times
                                                    the percentage may be
                                                    changed. The annual amount
                                                    is calculated by multiplying
                                                    the Current Value as of
                                                    December 31 of the year
                                                    prior to the payment by the
                                                    designated percentage.

                                          Payments upon the Certificate Holder's
                                          or Annuitant's death will be made to
                                          the Beneficiary in the manner
                                          described in 3.07.

3.05  Systematic Withdrawal               (b) Minimum Initial Current Value:
      Option (SWO) (Cont'd):                  At its discretion, Aetna may
                                              require a minimum initial
                                              Current Value for election of
                                              this option. If after election
                                              of this option the Current Value
                                              is insufficient to make a
                                              scheduled SWO payment, Aetna
                                              will distribute the entire
                                              Account balance.

                                          (c) Date of Distribution: The
                                              Certificate Holder shall specify
                                              the initial distribution date.
                                              As elected by the Certificate
                                              Holder, SWO payments will be
                                              made on a monthly or quarterly
                                              basis unless Aetna allows
                                              otherwise. If SWO payments are
                                              made more frequently than
                                              annually, the designated annual
                                              amount is divided by the number
                                              of payments due each calendar
                                              year. Subsequent distributions
                                              will be made on the 15th of any
                                              month or such other date as
                                              Aetna may designate or allow.

                                          (d) Election and Revocation: SWO may
                                              be elected by submitting a
                                              completed and signed election
                                              form to Aetna's Home Office.
                                              Aetna reserves the right to
                                              establish the date when SWO may
                                              first be elected by a
                                              Certificate Holder. Once
                                              elected, this option may be
                                              revoked by the Certificate
                                              Holder or spousal Beneficiary,
                                              if elected after the Certificate
                                              Holder's death, by submitting a
                                              written request to Aetna at its
                                              Home Office. Any revocation will
                                              apply only to amounts not yet
                                              paid. SWO may be elected only
                                              once by the Certificate Holder
                                              or by the spousal Beneficiary.

3.06 Death Benefit Amount:                If the Certificate Holder or Annuitant
                                          dies before Annuity payments start,
                                          the Beneficiary is entitled to a death
                                          benefit under the Account. If the
                                          Account is owned jointly, the death
                                          benefit is paid at the first death of
                                          either of the joint Certificate
                                          Holders. If the Account is held by
                                          joint Certificate Holders, the
                                          survivor will be deemed the designated
                                          Beneficiary and any other Beneficiary
                                          on record will be treated as the
                                          contingent Beneficiary. If the
                                          Certificate Holder is a nonnatural
                                          person, the death benefit will be
                                          payable at the death of the Annuitant.

                                          If paid within 6 months of the date of
                                          the Annuitant's death, the death
                                          benefit will be the Current Value of
                                          the Account. Otherwise, the death
                                          benefit will be the Adjusted Current
                                          Value of the Account determined as of
                                          the claim date. The claim date is the
                                          date when proof of death and the
                                          Beneficiary's claim are received in
                                          good order at Aetna's Home Office.

                                          When the Certificate Holder dies and
                                          the Certificate Holder is not the
                                          Annuitant, the death benefit payable
                                          will be subject to a Surrender Fee, if
                                          applicable.

3.07  Death Benefit Options available     Prior to any election, or until
      to Beneficiary:                     amounts must be otherwise distributed
                                          under this section, the Current Value
                                          of the Account will be retained in the
                                          Account. The following options are
                                          available to the Beneficiary:

3.07  Death Benefit Options available to  (a) When the Certificate Holder dies
      Beneficiary (Cont'd):                   or if the Certificate Holder is
                                              not a natural person, when the
                                              Annuitant dies:

                                              (1) If the Beneficiary is the
                                                  Certificate Holder's surviving
                                                  spouse, the Beneficiary may
                                                  exercise all Certificate
                                                  Holder rights under the
                                                  Contract and continue in the
                                                  Accumulation Period, or may
                                                  elect (i) or (ii) below.
                                                  Distributions from the Account
                                                  are not required until the
                                                  spousal Beneficiary's death.
                                                  The spousal Beneficiary may
                                                  elect to:

                                                  (i)  Apply some or all of the
                                                       death benefit amount to
                                                       an Annuity option 1, 2
                                                       or 3 (see 4.04); or

                                                  (ii) Receive, at any time, a
                                                       lump sum payment equal
                                                       to the death benefit
                                                       amount.

                                              (2) If the Beneficiary is an
                                                  individual who is not the
                                                  Certificate Holder's
                                                  surviving spouse, then
                                                  options (i) or (ii) under (1)
                                                  above apply. Any portion of
                                                  the death benefit amount not
                                                  applied to Annuity option 1,
                                                  2 or 3 within one year of the
                                                  Certificate Holder's death,
                                                  must be distributed within
                                                  five years of the date of
                                                  death.

                                              (3) If the Beneficiary is not a
                                                  natural person, then only
                                                  option (ii) under (1) above
                                                  applies.

                                              (4) If no Beneficiary has been
                                                  designated, a lump sum
                                                  payment equal to the death
                                                  benefit amount will be made
                                                  to the Certificate Holder's
                                                  estate.

                                          (b) If the Certificate Holder is
                                              a natural person but is not
                                              the Annuitant, and the
                                              Annuitant dies, the
                                              Beneficiary may elect either
                                              to apply the death benefit
                                              amount to Annuity option 1, 2
                                              or 3 within 60 days of the
                                              Annuitant's date of death, or
                                              to receive a lump sum
                                              payment.

3.08  Liquidation of Surrender Value:     All or any portion of the Account's
                                          Current Value may be surrendered at
                                          any time prior to the Annuity Date.
                                          Surrender requests can be submitted as
                                          a percentage of the Account value or
                                          as a specific dollar amount. Net
                                          Purchase Payment amounts are withdrawn
                                          first, and then the excess value, if
                                          any. For any partial surrender,
                                          amounts are withdrawn on a pro rata
                                          basis from the Guaranteed Period(s)
                                          Groups of the AMG Account in which the
                                          Current Value is invested. Within a
                                          Guaranteed Period Group, the amount to
                                          be surrendered will be withdrawn first
                                          from the oldest Deposit Period, then
                                          from the next oldest, and so on until
                                          the amount requested is satisfied.

3.08 Liquidation of Surrender             After deduction of the Maintenance Fee
     Value (Cont'd):                      and any premium tax, if applicable,
                                          the surrendered amount shall be
                                          reduced by a Surrender Fee, if
                                          applicable. An MVA may apply to
                                          amounts surrendered.

3.09  Surrender Fee:                       The Surrender Fee only applies to the
                                          Net Purchase Payment portion
                                          surrendered and varies according to
                                          the elapsed time from the certificate
                                          effective date (see Contract Schedule
                                          I).

                                          No Surrender Fee is deducted from any
                                          portion of the Current Value which is
                                          paid:

                                          (a) To a Beneficiary due to the
                                              Annuitant's death before Annuity
                                              payments start (see 3.06);

                                          (b) As a premium for an Annuity
                                              option 1, 2 or 3 under this
                                              Contract (see 4.04);

                                          (c) As a distribution under the SWO
                                              provision (see 3.05);

                                          (d) At least 12 months after the
                                              date of the Purchase Payment, in
                                              an amount equal to or less than
                                              the special withdrawal
                                              percentage shown on Contract
                                              Schedule I times the Current
                                              Value at the time of the
                                              withdrawal. This applies to the
                                              first surrender request, partial
                                              or full, in a calendar year. The
                                              Current Value is calculated as
                                              of the date the surrender
                                              request is received in good
                                              order at Aetna's Home Office.
                                              This waiver is not available to
                                              the Certificate Holder while SWO
                                              is in effect;

                                          (e) For a full surrender of the
                                              Account where the Current Value
                                              of the Account is $2,500 or less
                                              and no surrenders have been
                                              taken from the Account within
                                              the prior 12 months; or

                                          (f) Upon withdrawal of any Matured
                                              Period Value; or

                                          (g) By Aetna under 3.11.

3.10  Payment of Surrender Value:         Under certain emergency conditions, as
                                          allowed by law, Aetna may defer
                                          payment for a period of up to 6
                                          months.

3.11 Payment of Adjusted Current Value:   Upon 90 days' written notice to the
                                          Certificate Holder, Aetna will
                                          terminate any Account if the Current
                                          Value becomes less than $2,500
                                          immediately following any partial
                                          surrender. A Surrender Fee will not be
                                          deducted from the Adjusted Current
                                          Value.

IV.        ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01 Choices to be Made:                  The Certificate Holder may tell Aetna
                                          to apply any portion of the Adjusted
                                          Current Value (minus any premium tax)
                                          for an Annuity under option 1, 2, or 3
                                          (see 4.04). The first Annuity payment
                                          may not be earlier than twelve months
                                          after the Purchase Payment. At least
                                          30 days prior to the Annuity Date, the
                                          Certificate Holder must tell Aetna
                                          which Annuity option is elected.
                                          Annuity payments will be made monthly,
                                          unless the Certificate Holder elects
                                          otherwise in writing.

                                          In lieu of the election of an Annuity,
                                          the Certificate Holder may elect a
                                          lump sum payment.

                                          The Annuity purchase rate for the
                                          option chosen reflects the Minimum
                                          Guaranteed Interest Rate (see Contract
                                          Schedule II), but may reflect a higher
                                          interest rate.

4.02  Terms of Annuity Options:           (a) When payments start, the age of
                                              the Annuitant plus the number of
                                              years for which payments are
                                              guaranteed must not exceed 95.

                                          (b) An Annuity option may not be
                                              elected if the first payment
                                              would be less than $50 or if the
                                              total payments in a year would
                                              be less than $250 (less if
                                              required by state law). Aetna
                                              reserves the right to increase
                                              the minimum first Annuity
                                              payment amount and the annual
                                              minimum Annuity payment amount
                                              based upon increases reflected
                                              in the Consumer Price
                                              Index-Urban, (CPI-U) since July
                                              1, 1993.

                                          (c) If an Annuity under option 1, 2
                                              or 3 is chosen and a larger
                                              payment would result from
                                              applying the Surrender Value to
                                              a current Aetna single premium
                                              immediate Annuity, Aetna will
                                              make the larger payment.

                                          (d) For purposes of calculating the
                                              guaranteed first payment of an
                                              Annuity, the Annuitant's and
                                              second Annuitant's adjusted age
                                              will be used. The Annuitant's
                                              and second Annuitant's adjusted
                                              age is his or her age as of the
                                              birthday closest to the Annuity
                                              commencement date reduced by one
                                              year for Annuity commencement
                                              dates occurring during the
                                              period of time through December
                                              31, 1999. The Annuitant's and
                                              second Annuitant's age will be
                                              reduced by two years for Annuity
                                              commencement dates occurring
                                              during the period of time from
                                              January 1, 2000 through December
                                              31, 2009. The Annuitant's and
                                              second Annuitant's age will be
                                              reduced by one additional year
                                              for Annuity commencement dates
                                              occurring in each succeeding
                                              decade.

                                              The Annuity purchase rates for
                                              options 2 and 3 are based on
                                              mortality from 1983 Table a.

4.02  Terms of Annuity Options (Cont'd):  (e) Once elected, an Annuity option may not be revoked and Annuity
                                              payments cannot be commuted to a
                                              lump sum.

4.03  Death of Annuitant/ Beneficiary:    If the Annuitant dies after Annuity
                                          payments have begun, the death
                                          benefit, if any, will be payable to
                                          the Beneficiary as specified in the
                                          Annuity option elected. Death benefits
                                          will be paid at least as rapidly as
                                          under the method of distribution in
                                          effect at the Annuitant's death.

                                          If the Certificate Holder who is not
                                          the Annuitant dies after Annuity
                                          payments have begun, any remaining
                                          payments under the Annuity option
                                          elected will be made to the
                                          Beneficiary at least as rapidly as
                                          under the method of distribution in
                                          effect at the Certificate Holder's
                                          death.

                                          If the Account is held by joint
                                          Certificate Holders, the survivor will
                                          be deemed the designated Beneficiary
                                          and any other Beneficiary on record
                                          will be treated as the contingent
                                          Beneficiary.

                                          Aetna will require proof of death.

4.04  Annuity Options:                    Option 1 -- Payments for a Stated
                                          Period of Time -- An Annuity will be
                                          paid for the number of years chosen.
                                          The number of years must be at least
                                          10 and not more than 30.

                                          If a nonspouse Beneficiary elects this
                                          option at the death of the Certificate
                                          Holder, the period selected may not
                                          extend beyond the Beneficiary's life
                                          expectancy.

                                          Option 2 -- Life Income -- An Annuity
                                          will be paid for the life of the
                                          Annuitant. If also chosen, Aetna will
                                          guarantee payments for 60, 120, 180,
                                          or 240 months.

                                          Option 3 -- Life Income Based upon the
                                          Lives of Two Annuitants -- An Annuity
                                          will be paid during the lives of the
                                          Annuitant and a second Annuitant.
                                          Payments will continue until both
                                          Annuitants have died. When this option
                                          is chosen, one of the following
                                          choices must be made:

                                          (a) 100% of the payment to continue
                                              after the first death;

                                          (b) 66-2/3% of the payment to
                                              continue after the first death;

                                          (c) 50% of the payment to continue
                                              after the first death;

                                          (d) Payments for a minimum of 120
                                              months with 100% of the payment
                                              to continue after the first
                                              death; or

                                          (e) 100% of the payment to continue
                                              at the death of the second
                                              Annuitant and 50% of the payment
                                              to continue at the death of the
                                              Annuitant.

                                          Other Options -- Aetna may make other
                                          options available as allowed by the
                                          laws of the state in which this
                                          Contract and the certificate is
                                          delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

-----------------------------------------------------------------------------------------------------------------------
                         Guaranteed        Monthly             Quarterly      Semi-Annual             Annual
          Years             Rate           Payment              Payment         Payment               Payment
-----------------------------------------------------------------------------------------------------------------------
            5              3.00%            17.91                53.59           106.78               211.99
            6              3.00%            15.14                45.30            90.27               179.22
            7              3.00%            13.16                39.39            78.49               155.83
            8              3.00%            11.68                34.96            69.66               138.31
            9              3.00%            10.53                31.52            62.81               124.69
           10              3.00%             9.61                28.77            57.33               113.82
           11              3.00%             8.86                26.52            52.85               104.93
           12              3.00%             8.24                24.65            49.13                97.54
           13              3.00%             7.71                23.08            45.98                91.29
           14              3.00%             7.26                21.73            43.29                85.95
           15              3.00%             6.87                20.56            40.96                81.33
           16              3.00%             6.53                19.54            38.93                77.29
           17              3.00%             6.23                18.64            37.14                73.74
           18              3.00%             5.96                17.84            35.56                70.59
           19              3.00%             5.73                17.13            34.14                67.78
           20              3.00%             5.51                16.50            32.87                65.26
           21              3.00%             5.32                15.92            31.72                62.98
           22              3.00%             5.15                15.40            30.68                60.92
           23              3.00%             4.99                14.92            29.74                59.04
           24              3.00%             4.84                14.49            28.88                57.33
           25              3.00%             4.71                14.09            28.08                55.76
           26              3.00%             4.59                13.73            27.36                54.31
           27              3.00%             4.47                13.39            26.68                52.97
           28              3.00%             4.37                13.08            26.06                51.74
           29              3.00%             4.27                12.79            25.49                50.60
           30              3.00%             4.18                12.52            24.95                49.53
-----------------------------------------------------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

--------------------------------------------------------------------------------------------------------------------------
Adjusted
Age of                         None                60                120                180                240
Annuitant
--------------------------------------------------------------------------------------------------------------------------
           50               $ 4.05              $ 4.05            $ 4.03            $ 3.99             $ 3.93
           51                 4.12                4.11              4.09              4.05               3.99
           52                 4.19                4.19              4.16              4.11               4.04
           53                 4.27                4.26              4.23              4.18               4.10
           54                 4.35                4.34              4.31              4.25               4.16

           55                 4.44                4.42              4.39              4.32               4.22
           56                 4.53                4.51              4.47              4.40               4.29
           57                 4.62                4.61              4.56              4.48               4.35
           58                 4.72                4.71              4.65              4.56               4.42
           59                 4.83                4.81              4.75              4.64               4.49

           60                 4.95                4.93              4.86              4.73               4.55
           61                 5.07                5.05              4.97              4.83               4.62
           62                 5.20                5.17              5.08              4.92               4.69
           63                 5.34                5.31              5.20              5.02               4.76
           64                 5.49                5.45              5.33              5.12               4.83

           65                 5.65                5.61              5.47              5.22               4.89
           66                 5.82                5.77              5.61              5.33               4.96
           67                 6.01                5.94              5.75              5.44               5.02
           68                 6.20                6.13              5.91              5.54               5.08
           69                 6.41                6.33              6.07              5.65               5.14

           70                 6.64                6.54              6.23              5.76               5.19
           71                 6.88                6.76              6.41              5.86               5.24
           72                 7.14                7.00              6.59              5.97               5.28
           73                 7.43                7.26              6.77              6.06               5.32
           74                 7.73                7.53              6.96              6.16               5.35

           75                 8.06                7.82              7.14              6.25               5.38
--------------------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

---------------------------------------------------------------------------------------------------------------------------------
                 Adjusted Ages
----------------------------------------
                         Second
       Annuitant        Annuitant       Option 3a       Option 3b         Option 3c      Option 3d          Option 3e
---------------------------------------------------------------------------------------------------------------------------------

          55               50            $ 3.69          $ 4.05            $ 4.27          $ 3.69             $ 4.03
          55               55              3.88            4.25              4.47            3.87               4.14
          55               60              3.99            4.44              4.71            3.98               4.42

          60               55              3.99            4.44              4.71            3.98               4.42
          60               60              4.24            4.71              4.99            4.23               4.57
          60               65              4.38            4.97              5.32            4.38               4.93

          65               60              4.38            4.97              5.32            4.38               4.93
          65               65              4.72            5.33              5.70            4.71               5.14
          65               70              4.93            5.68              6.15            4.91               5.66

          70               65              4.93            5.68              6.15            4.91               5.66
          70               70              5.40            6.21              6.70            5.36               5.96
          70               75              5.69            6.68              7.32            5.62               6.67

          75               70              5.69            6.68              7.32            5.62               6.67
          75               75              6.37            7.45              8.15            6.23               7.12
          75               80              6.78            8.11              8.99            6.54               8.13
---------------------------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

--------------------------------------------------------------------------------
                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 531-4547



                 Certificate of Group Annuity Contract Coverage
--------------------------------------------------------------------------------

THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.